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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of report (Date of earliest event reported): August 18, 2005

                       VALLEY NATIONAL GASES INCORPORATED
             (Exact name of registrant as specified in its charter)


        PENNSYLVANIA                    000-29226                 23-2888240
(State or other jurisdiction           (Commission              (IRS Employer
      or incorporation)                File Number)          Identification No.)

200 WEST BEAU STREET, SUITE 200
WASHINGTON, PENNSYLVANIA                                             15301
(Address of principal executive offices)                          (Zip code)

Registrant's telephone number, including area code:  (724) 228-3000

                                 NOT APPLICABLE
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         On August 18, 2005 Valley National Gases, Inc. (the "Company"), executed a Purchase and Sale Agreement with the shareholders of Reynolds Welding Supply Company ("Reynolds"). The Purchase Agreement provides that, subject to a number of conditions, the Company will acquire all of the capital stock of Reynolds, a distributor of packaged industrial gases and welding supplies from five locations in Minnesota and one in southeastern South Dakota. The purchase price is $18 million, but is subject to adjustment based upon outstanding indebtedness and cash balances on the closing date. For its fiscal year ended December 31, 2004, Reynolds reported aggregate sales of $19.4 million, approximately 52% of which was from packaged industrial gases and cylinder rental and 47% was from hard goods and welding supplies.



ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)      The following exhibit is being furnished herewith:

         99.1 Press Release dated August 24, 2005 of Valley National Gases Incorporated.


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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  August 24, 2005


                                         VALLEY NATIONAL GASES INCORPORATED



                                         /s/ William A. Indelicato
                                         --------------------------------------
                                         William A. Indelicato, Chairman and
                                         Chief Executive Officer



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                                  EXHIBIT INDEX

99.1             Press Release, dated August 24, 2005, of Valley National Gases
                 Incorporated.



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